UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 18, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200
Novi, Michigan	48375

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS.
On January 18, 2008, ITC Holdings Corp. (the “Company”) entered into an underwriting agreement dated such date (the “Underwriting Agreement”) with Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives of the other several underwriters named therein (collectively, the “Underwriters”), pursuant to which ITC Holdings Corp. agreed to sell to the Underwriters up to 6,420,737 shares of its common stock (consisting of 5,363,985 shares of Firm Stock and 837,487 shares of Option Stock, in each case as defined in the Underwriting Agreement) in a registered public offering (the “Offering”) pursuant to the Company’s shelf registration statement on Form S-3 (the “Registration Statement”) filed on January 17, 2007 (File No. 333-140026).
The above description of the Underwriting Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement. The above description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1. By the filing of this report, this exhibit is incorporated by reference herein and into the Registration Statement.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated January 18, 2008, between ITC Holdings Corp. and Lehman Brothers Inc. and Credit Suisse Securities (USA) LLC, as representatives of the other several underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
	By:	/s/ Daniel J. Oginsky
		Name:	Daniel J. Oginsky
January 23, 2008		Title:	Vice President and General Counsel